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                          [Genworth Financial LOGO(R)]

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                                     LENDERS
                               MORTGAGE INSURANCE

                                  MASTER POLICY

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                                       FOR

                         COMMONWEALTH BANK OF AUSTRALIA

                                       AND

                              HOMEPATH PTY LIMITED

                                       AND
                        PERPETUAL TRUSTEE COMPANY LIMITED

                                       AND

                         MEDALLION TRUST SERIES 2007-1G

                Genworth Financial Mortgage Insurance Pty Limited

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                                (ACN 106 974 305)

                           LENDERS MORTGAGE INSURANCE
                                  MASTER POLICY

                                      INDEX

OPERATION OF THIS MASTER POLICY                                                7
PROPOSALS                                                                      7
APPROVAL                                                                       7
CONTRACT                                                                       7
DUTY OF DISCLOSURE                                                             7
VARIATION OR TERMINATION OF MASTER POLICY                                      8
NOTICES                                                                        8

1.   DEFINITIONS AND INTERPRETATION                                           10
1.1  DEFINITIONS                                                              10
1.2  INTERPRETATION                                                           13
1.3  ACTS BY OTHERS                                                           13
1.4  APPROVAL, CONSENT OR AGREEMENT OF THE INSURER                            14
1.5  TRUSTEE PROVISIONS                                                       14
1.6  CREDIT PROVIDER                                                          15
1.7  GOODS AND SERVICES TAX                                                   15

2.   COVER PROVIDED BY THE POLICY                                             15
2.1  PERIOD OF INSURANCE                                                      15
2.2  COVER IN RESPECT OF THE INSURED LOAN                                     16

3.   CALCULATION OF LOSS IN RESPECT OF THE LOAN                               16
3.1  LOSS IN RESPECT OF AN INSURED LOAN                                       16
3.2  AMOUNT OUTSTANDING                                                       16
3.3  DEDUCTIONS                                                               16
3.4  MAXIMUM PAYABLE UNDER LIMITED COVER POLICY                               17
3.5  CREDIT CODE                                                              17

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4.   REPORTING OBLIGATIONS                                                    18
4.1  NOTICE OF DEFAULT                                                        18
4.2  GENERAL REPORTS ON ALL INSURED LOANS                                     18
4.3  REPORTS RELATING TO FIXED TERM LOANS                                     18
4.4  REPORTS RELATING TO THE BORROWER, MORTGAGOR, MORTGAGE GUARANTOR OR
     THE PROPERTY                                                             18
4.5  REPORTS RELATING TO A PRIOR MORTGAGE                                     19
4.6  PERIODIC REPORTING OF DISCHARGES                                         19
4.7  FORM OF REPORTS                                                          19

5.   EXERCISE OF REMEDIES                                                     19
5.1  INSURER NOTIFICATION                                                     19
5.2  THE INSURER MAY REQUIRE STEPS TO BE TAKEN                                20
5.3  DUE CARE                                                                 20

6.   CLAIMS                                                                   20
6.1  FORM OF CLAIM                                                            20
6.2  INFORMATION                                                              20
6.3  TIMING OF CLAIM IN RESPECT OF THE LOAN                                   20
6.4  PAYMENT OF A CLAIM                                                       21
6.5  INTEREST ON CLAIMS                                                       21
6.6  THE INSURER MAY DETERMINE TO PAY A CLAIM                                 21
6.7  TERMS AND CONDITION OF PAYMENT OF A CLAIM                                21
6.8  REIMBURSEMENT OF CLAIMS PAID                                             21
6.9  INSURED IN BREACH OF THE POLICY                                          22

7.   CONDITIONS                                                               22
7.1  ACTION REQUIRING THE INSURER'S CONSENT                                   22
7.2  THE INSURER'S OTHER REQUIREMENTS                                         22

8.   EXCLUSIONS                                                               23

9.   CANCELLATION OF THE POLICY                                               24
9.1  CANCELLATION BY THE INSURER                                              24
9.2  CANCELLATION BY THE INSURED                                              24

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10.  AUDIT AND ACCURACY OF LOAN PARTICULARS                                   24
10.1 AUDIT                                                                    24
10.2 LOAN PARTICULARS                                                         24

11.  ASSIGNMENT OF POLICY                                                     24
11.1 GENERAL                                                                  24
11.2 SECOND INSURED                                                           25

12.  GOVERNING LAW                                                            25

13   JURISDICTION                                                             25
13.1 SUBMISSION TO JURISDICTION                                               25
13.2 WAIVER OF INCONVENIENT FORUM                                             25

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                Genworth Financial Mortgage Insurance Pty Limited
                                (ACN 106 974 305)

                           LENDERS MORTGAGE INSURANCE
                                  MASTER POLICY

GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LIMITED (INSURER) agrees to issue policies of lenders mortgage insurance to the First Insured named below in accordance with the terms and conditions of this Master Policy.

FIRST INSURED:    Commonwealth Bank of Australia (ABN 48 123 123 124) and

                  Level 7, 48 Martin Place, Sydney NSW 2000
                  Contact:
                  Manager Securitisation                                    Fax: (02) 93120970
                  Manager, Credit Policy, Retail Banking Services           Fax: (02) 93129641

                  Homepath Pty Limited (ABN 35 081 986 530)
                  Level 7, 48 Martin Place, Sydney NSW 2000
                  Contact:
                  Manager Securitisation                                    Fax: (02) 93120970
                  Manager, Credit Policy, Retail Banking Services           Fax: (02) 93129641

SECOND INSURED:   Perpetual Trustee Company Limited in its capacity as trustee of the Medallion Trust Series 2007-1G (ACN 000 001 007)
                  Level 12, 123 Pitt Street, Sydney NSW 2000
                  Contact: Manager Securitisation
                  Fax: (02) 9221 7870

ADDRESS FOR NOTICES TO FIRST INSURED:    (if varies from above)

ADDRESS FOR NOTICES TO SECOND INSURED:   (if varies from above)

DATE MASTER POLICY COMMENCES: ________________________________________

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Signed on behalf of GENWORTH FINANCIAL MORTGAGE INSURANCE PTY LIMITED

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Peter Hall                                          Date
Director

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Craig Mackenzie                                     Date
Company Secretary

Signed on behalf of the FIRST INSURED

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Authorised Representative of Commonwealth           Date
Bank of Australia

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Authorised Representative of Homepath Pty Limited   Date

Signed on behalf of the SECOND INSURED

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Authorised Representative                           Date

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OPERATION OF THIS MASTER POLICY

          This Master Policy sets out the way in which the Insurers will deal with proposals for lenders mortgage insurance and the terms and conditions applying to Policies issued to the First Insured. A separate Policy is issued in respect of each loan approved to be insured.

     PROPOSALS

          The First Insured may from time to time provide the information required by the Insurer about a loan proposed to be an Insured Loan in the form and manner specified by the Insurer. The Insurer may approve or reject the proposal or request further information. For this purpose, the Insurer and the First Insured may agree on a procedure for the submission and approval of proposals, and in that case proposals shall only be submitted and approved in accordance with the agreed procedure.

          Where the Insurer has agreed to receive proposals on terms that the proposed loans are of a certain type, meet certain conditions or are in accordance with Lending Guidelines, on making a proposal the First
          Insured shall be taken to state that the First Insured has made full inquiry and that the proposed loan is of that type, meets those conditions and is in accordance with any applicable Lending Guidelines other than to the extent expressly stated in the proposal.

          NOTE: Lending Guidelines means the guidelines of the First Insured for the making of loans which are approved by the Insurer including any amendments made to those guidelines with the prior approval of the Insurer.

          APPROVAL

          On approval of a proposal the Insurer shall:

          (a)  make an entry in its records of the approval and details of the
               Insured Loan Contract; and

          (b)  the Insurer will issue an Acceptance Advice and the Insurer will issue a Certificate of Insurance to the Insured in respect of all
               Insured Loans described in the Schedule of Insured Loan Contracts in respect of the Insured Loan/s.

          CONTRACT

          Following approval of a proposal a Policy shall be taken to issue on the Effective Date in respect of the proposed loan.

          DUTY OF DISCLOSURE

          The Insured acknowledges its duty under the Insurance Contracts Act
          1984, to disclose to the Insurer, before the relevant contract of insurance is entered into, every matter that it knows, or could reasonably be expected to know, is relevant to the Insurer's decision whether to accept the risk of the insurance and, if so, on what terms.

          The Insured has the same duty to disclose those matters to the Insurer before renewing, extending, varying or reinstating a Policy. The duty applies up until the Effective Date in respect of each Policy.

          The duty, however, does not require disclosure of a matter:

          (a)  that diminishes the risk to be undertaken by the Insurer;

          (b)  that is of common knowledge;

          (c)  that the Insurer knows or, in the ordinary course of its business, ought to know;

          (d)  as to which compliance of this duty of disclosure is waived by the Insurer.

          If the Insured fails to comply with its duty of disclosure, the
          Insurer may be entitled to reduce its liability under a Policy in respect of a claim or may cancel the Policy.

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          If the Insured's non-disclosure is fraudulent, the Insurer may also have the option of avoiding the Policy from the beginning.

          NOTE: the Insurer shall treat the Insured as knowing anything that any person, who is an agent or employee of the Insured or Mortgage Manager knows or in the ordinary course of its business ought to know.

          VARIATION OR TERMINATION OF MASTER POLICY

          The Insurer may vary or terminate this Master Policy by giving to the
          Insured at least 28 days notice of its intention to do so and in that event:

          (a)  any variation set out in the notice shall apply to any proposal approved by the Insurer on or after the date specified in the notice; and

          (b)  the termination shall operate from the date specified in the notice, but the termination shall not affect any proposal
               approved by the Insurer or any Policy issued by the Insurer prior to the date of termination

          The Insurer may not vary this Master Policy for any Insured Loan except where the variation is generally applied to all insured customers of the same type in relation to the same type of insurance and where the variation is necessitated to ensure that, as a consequence of a change in law, the Insurer is not in breach of the law.

          NOTICES

          Any notice given under this Master Policy or under any Policy issued under it:

          (a)  must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

               in the case of notices to the INSURER:

               Attention:   MANAGING DIRECTOR
               Address:     Genworth Financial
                            Level 23, AAP Centre,
                            259 George Street,
                            SYDNEY NSW 2000
               Fax:         (02) 9247 6733

               in the case of the FIRST INSURED:

               To the attention of the person and at the address and fax number shown on the front of this Master Policy;

               in the case of the SECOND INSURED:

               To the attention of the person and at the address and fax number shown on the front of this Master Policy;

          (b)  must be signed by a person duly authorised by the sender,

          (c)  will be taken to have been given:

               (i)   (in the case of delivery in person) when delivered or left at the above address;

               (ii)  (in the case of facsimile transmission) when recorded on the transmission result report unless:

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                    (A)  within 24 hours of that time the recipient informs the sender that the transmission was received in an
                         incomplete or garbled form; or

                    (B)  the transmission result report indicates a faulty or
                         incomplete transmission; and

               (iii) (in the case of post) on the seventh day after the date on which the notice is accepted for posting by the relevant
                     postal authority.

               If delivery or receipt is on a day when commercial premises are not generally open for business in the place of receipt or is later than 4pm (local time) on any day, the notice will be taken to have been given on the next day when commercial premises are generally open for business in the place of receipt.

          (d)  In this clause a "notice" includes the giving of any approval or consent or the provision of any information or report.

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                                 POLICY WORDING

1.   DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS

          In this Master Policy and any Policy issued under it, unless the contrary intention appears:

          ACCEPTANCE ADVICE in relation to a loan proposed to be insured, means:

          (a)  if agreed by the Insurer an advice by the Insurer confirming its agreement to insure the loan, the details of the loan and any special conditions to apply to the Policy; or

          (b)  in any other case an entry in the records of the Insurer of its agreement to insure the loan, the details of the loan and any special conditions to apply to the Policy;

          ADDITIONAL ADVANCE means any amount which is or becomes owing to the
          Insured under the Insured Loan Contract or which is secured by the
          Mortgage, in addition to the Loan Amount or which is in addition to the Loan Amount reduced by any repayments of principal that is not interest, fees or charges payable under the Insured Loan Contract;

          APPROVED ADDITIONAL ADVANCE means an Additional Advance approved by the Insurer for insurance under a Policy in its absolute discretion, or which is of a type and in accordance with any conditions specified in the Schedule.

          APPROVED GENERAL INSURANCE POLICY means a policy of insurance:

          (a)  issued by an insurer authorised to carry on insurance business in
               Australia;

          (b)  which does not preclude any claim under it by virtue of the
               Policy;

          (c)  under which the Property is insured:

               (i)  in the case where the Property is a lot or unit under a strata plan, by the body corporate of the strata plan; and

               (ii) in any other case, for the interests of the Insured and the
                    Mortgagor for not less than the value of all buildings and improvements on the Property; and

          (d)  which provides insurance against destruction or damage by events which include fire, storm and tempest, lightning and earthquake and such other risks as are:

               (i)  required under the Insured Loan Contract; or

               (ii) reasonably required by the Insurer by notice to the First
                    Insured;

          APPROVED PRIOR MORTGAGE means a mortgage or other security ranking in priority to the Mortgage securing the Insured Loan which was disclosed to the Insurer prior to the issue of the Acceptance Advice or subsequently approved by the Insurer;

          NOTE: any subsequent approval of a prior mortgage shall be at the absolute discretion of the Insurer.

          APPROVED PRIOR MORTGAGEE means the person entitled as mortgagee to the benefit of an Approved Prior Mortgage;

          BORROWER means the person who is liable to repay the Insured Loan and who is so named in the Certificate of Insurance;

          CERTIFICATE OF INSURANCE in relation to an Insured Loan, means:

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          (a)  if no certificate is issued to the Insured by the Insurer - the most recent information in respect of the Policy contained in the records of the Insurer setting out the matters specified for inclusion in the Certificate of Insurance in the policy wording;
               or

          (b)  if a certificate is issued to the Insured by the Insurer - the most recent certificate issued by the Insurer in respect of the
               Policy setting out the matters specified for inclusion in the
               Certificate of Insurance in the policy wording;

          COLLATERAL SECURITY means any mortgage, charge, encumbrance, guarantee, Mortgage Guarantee, letter of credit, letter of comfort or any other right of any description from time to time relied upon by the Insured as supporting the obligations under the Insured Loan
          Contract;

          CREDIT CODE means the Consumer Credit Code set out in the appendix to the Consumer Credit (Queensland) Act 1994 and the regulations made under that Act as adopted, amended or supplemented in the relevant state or territory of Australia.

          DEFAULT in respect of an Insured Loan Contract, means any event on or following which the Insured's power of sale in relation to the
          Property becomes exercisable whether immediately or at the Insured's option or upon the expiration of any notice or period of time and whether or not the power of sale only arises if before the expiration of the notice or period of time the default remains unremedied;

          EFFECTIVE DATE means:

          (a)  in the case of an Insured Loan other than an Approved Additional
               Advance, the latest of:

               (i)   the date monies are first advanced under the Insured Loan
                     Contract;

               (ii)  the date that the Mortgage securing the Insured Loan is granted to or acquired by the Insured; or

               (iii) the date the premium is received by the Insurer in respect of the proposed Insured Loan; or

          (b)  in the case of any Approved Additional Advance approved by the
               Insurer, the latest of:

               (i)   the date monies are first advanced on account of the
                     Approved Additional Advance; or

               (ii)  any additional premium is received by the Insurer in respect of the Approved Additional Advance.

          GOVERNMENT includes any local government or any government or local government authority or any body established by statute and controlled by government;

          INSURER means Genworth Financial Mortgage Insurance Pty Limited;

          INSURED means the First Insured, the Second Insured or a person entitled to the benefit of this Policy;

          INSURED LOAN means the loan described in the Certificate of Insurance including:

          (a)  any Approved Additional Advance; and

          (b)  the Loan or Approved Additional Advance as amended pursuant to section 66 or 68 of the Credit Code;

          INSURED LOAN CONTRACT means the contract under which the Insured Loan is made and the Mortgage securing the Insured Loan;

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          LENDING GUIDELINES means the guidelines of the First Insured for the making of loans which are approved by the Insurer including any amendments made to those guidelines with the prior approval of the
          Insurer;

          LOAN AMOUNT in respect of an Insured Loan, means:

          (a)  the amount of principal originally advanced, not being greater than the amount of principal shown in the Certificate of
               Insurance; and

          (b)  the amount of principal advanced under any Approved Additional
               Advance,

          less any amount of principal repaid (not including any amount the subject of a claim paid by the Insurer for loss in respect of a
          Repayment Instalment) and excluding any capitalised interest, fees and charges;

          LOSS DATE in respect of an Insured Loan means:

          (a)  where following a Default the Insured or an Approved Prior
               Mortgagee sells the Property, the date on which the sale is completed;

          (b)  where following a Default the Insured or an Approved Prior
               Mortgagee becomes the absolute owner by foreclosure, the date on which that event occurs;

          (c)  where following a Default the Mortgagor sells the Property with the prior approval of the Insured and the Insurer, the date on which the sale is completed;

          (d)  where the Property is compulsorily acquired or sold by a government for public purposes and there is a Default (or where the Mortgage has been discharged by the operation of the
               compulsory acquisition or sale and there is a default in
               repayment of the Insured Loan which would have been a Default but for the occurrence of that event), the date being the later of the date of the completion of the acquisition or sale or the date
               28 days after the date of the default;

          (e)  where the Insurer has agreed or determined to pay a claim under the Policy, the date specified in that agreement or
               determination;

          MORTGAGE means the mortgage of real property which is security for the
          Insured Loan, details of which are set out in the Certificate of
          Insurance or a security substituted for the mortgage:

          (a)  where the Credit Code applies - in accordance with section 47 of the Credit Code; or

          (b)  in any other case - approved by the Insurer in its absolute discretion;

          NOTE: In giving any consent or imposing any condition on a consent under section 47 of the Credit Code the Insured shall have regard to the interests of the Insurer

          MORTGAGE GUARANTEE means a guarantee given by a Mortgagor guaranteeing the obligations of the Borrower under the Insured Loan;

          MORTGAGE MANAGER means a person approved by the Insurer who manages
          Insured Loans on behalf of the Insured;

          MORTGAGOR means the mortgagor of the Mortgage who is named as such in the Certificate of Insurance;

          POLICY means the lenders mortgage insurance policy issued in respect of an Insured Loan under this Master Policy and shall consist of:

          (a)  the policy wording;

          (b)  the Certificate of Insurance; and

          (c)  the Schedule and any attachments to it.

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          PROPERTY means the real property described in the Certificate of
          Insurance and mortgaged under the Mortgage;

          REPAYMENT INSTALMENT means a sum payable periodically at monthly or other intervals on account of amounts outstanding under an Insured
          Loan;

          SCHEDULE means the most recent Schedule issued to the First Insured in respect of this Master Policy setting out matters specified for inclusion in the Schedule in the policy wording and any special conditions applying to the Policy;

          SCHEDULE OF INSURED LOAN CONTRACTS means the disc labeled "Schedule of
          Insured Loan Contracts" and dated on or about the date of this agreement provided to the Insurer by the First Insured containing details of the Insured Loans;

          SCHEDULED BALANCE means, for the purposes of this Master Policy, the amount that would have been outstanding if the minimum Repayment
          Instalments under the Insured Loan Contract had been made on the scheduled dates, plus any part of the Insured Loan available for draw down;

          STANDARD RATE means the rate of interest which is charged under an
          Insured Loan if Repayment Instalments are paid by a particular time or within a particular period;

          TRUST means if the Second Insured holds the benefit of the Policy as the Trustee of a Trust, the trust shown in the Schedule.

     1.2  INTERPRETATION

          In this Master Policy and any Policy issued under it, unless the contrary intention appears:

          (a)  the SINGULAR includes the plural and conversely;

          (b)  a GENDER includes all genders;

          (c)  where a WORD or PHRASE is defined, its other grammatical forms have a corresponding meaning;

          (d)  a reference to a PERSON includes a body corporate or
               unincorporated body or other entity;

          (e)  a reference to any LEGISLATION or to any provision of any legislation includes any modification or re-enactment of it, any legislative provisions substituted for it, and all regulations and statutory instruments under it;

          (f)  a reference to a CLAUSE is to a clause of this Policy;

          (g)  all references to DOLLARS and expressions preceded by the symbol
               "$" shall be to Australian currency and all references to cost, value and price shall be to cost, value and price expressed in
               Australian currency;

          (h)  WRITING and any reference to an advice, consent or approval includes facsimile transmission and recording or communicating by electronic or similar means;

          (i)  a SIGNATURE includes a copied, stamped or electronic signature;
               and

          (j)  HEADINGS are for convenience only and do not affect
               interpretation.

     1.3  ACTS BY OTHERS

          For the purposes of the Policy, the receipt of any monies by the
          Insured, the doing of any act or thing, or the omission to do any act or thing, by the Insured shall include the receipt of those monies and the doing of the act or thing or the omission to do the act or thing by any other Insured or by the Mortgage Manager.

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     1.4  APPROVAL, CONSENT OR AGREEMENT OF THE INSURER

          Where the approval, consent or agreement of the Insurer is required under the Policy then:

          (a)  unless it is expressed that the approval, consent or agreement is in the absolute discretion of the Insurer or the contrary
               intention otherwise appears, the Insurer shall act reasonably in giving or refusing to give that approval or consent or in
               agreeing or not agreeing; and

          (b)  the Insurer shall not be taken to have given its approval, consent or agreement unless it has done so in writing or it is recorded in the Certificate of Insurance in respect of the
               Insured Loan.

     1.5  TRUSTEE PROVISIONS

          (a)  The Second Insured enters into this Master Policy and holds the benefit of each Policy only in its capacity as trustee of the
               Trust and in no other capacity. A liability arising under or obligation of the Second Insured to pay money under or in
               connection with this Master Policy and each Policy is limited to and can be enforced against the Insured only to the extent to which it can be satisfied out of the property of the Trust out of which the Second Insured is actually indemnified for the
               liability. This limitation of the Second Insured's liability or obligations under this Policy applies despite any other provision of this Master Policy and each Policy and extends to all
               liabilities and obligations in any way connected with any
               representation, warranty, conduct, omission, agreement or
               transaction related to this Master Policy and each Policy;

          (b)  The Insurer may not sue the Second Insured in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the property of the Trust), a liquidator, an administrator or any similar person to the
               Second Insured or prove in any liquidation, administration or arrangement of, or affecting the Insured (except in relation to the property of the Trust);

          (c)  The provisions of this clause 1.5 shall not apply to any obligation or liability of the Second Insured to the extent that it is not actually indemnified for the obligation or liability as a result of the Second Insured's fraud, negligence or willful default.

          (d)  In these circumstances it is agreed that the Second Insured cannot be regarded as being negligent or in willful default to the extent to which any failure by the Second Insured to satisfy its liabilities and obligations under this Master Policy and each
               Policy has been caused or contributed to by a failure by the
               Mortgage Manager, the First Insured or the Trust Manager (being the Manager referred to in the Master Trust Deed and Series
               Supplement detailed in the Schedule) or any other person (other than a person in respect of which the Second Insured is liable for their acts or omissions under such Master Trust Deed or
               Series Supplement) to fulfil obligations in relation to the Trust or by any other act or omission of the Mortgage Manager, the
               Trust Manager and the First Insured or any other person.

          (e)  The Second Insured is not obliged to do or refrain from doing anything under this Policy (including incur any liability) unless the Second Insured's liability is limited in the same manner as set out in paragraphs (a) to (c) of this clause.

          (f)  The Insurer acknowledges that the duties and obligations owed by the Second Insured to the Insurer in relation to the management of Insured Loans which duties and obligations arise under or in relation to this Master Policy or under a Policy may be met by a
               Mortgage Manager or the First Insured acting on behalf of the
               Second Insured. The Second Insured acknowledges that the Insurer may refuse or reduce claims and/or avoid the Master Policy or a
               Policy or exercise any other rights the Insurer may have on the basis that any acts, defaults or omissions of a Mortgage Manager will be taken to be acts, defaults or omissions of the Insured.

          (g)  For the avoidance of doubt, nothing in this clause affect's the
               Insurer's rights under a Policy, or under the Insurance Contracts
               Act, to avoid or reduce a claim which may be made by, or on behalf of, the Second Insured under a Policy (or to obtain a declaration or any order to that effect).

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     1.6  CREDIT PROVIDER

          If the Credit Code applies to an Insured Loan in respect of which the insured is the Second Insured and the Second Insured is not the credit provider for the purposes of the Credit Code then:

          (a)  at all times the Second Insured must be entitled to require the credit provider to do such acts or things or not to do such acts or things as may be required under this Policy which may only be done or not done by the credit provider; and

          (b)  it shall require the credit provider to do or not do those acts or things as may be required to be done or not done by the Second
               Insured under this Policy if it was the credit provider or failing that, take whatever steps are necessary to become the credit provider under the Insured Loan.

     1.7  GOODS AND SERVICES TAX

          The Insurer shall provide a tax invoice to the First Insured as required by A New Tax System (Goods and Services Tax) Act 1999 and the
          Insurer confirms that the premium has been calculated having regard to the requirements of the Trade Practices Act 1974.

2.   COVER PROVIDED BY THE POLICY

     2.1  PERIOD OF INSURANCE

          The Policy in respect of an Insured Loan applies:

          (a)  in the case of the First Insured, from the Effective Date until the earliest of:

               (i)   if the Insured Loan and the Mortgage securing the Insured
                     Loan is beneficially assigned to the Second Insured -
                     midnight on the day immediately preceding such assignment;
                     or

               (ii)  the date the Insured Loan or the Mortgage securing the
                     Insured Loan is assigned, transferred or mortgaged to a
                     person other than to a person who is or becomes an Insured;
                     or

               (iii) the date the Insured Loan is repaid in full; or

               (iv)  the date the Insured Loan ceases to be secured by the
                     Mortgage (other than in the case where the Mortgage is
                     discharged by the operation of a compulsory acquisition or sale by a government for public purposes); or

               (v)   the expiry date as set out in the Certificate of Insurance or as extended with the written consent of the Insurer or
                     as varied by a court under the Credit Code; or

               (vi)  the date the Policy is cancelled in respect of the Insured
                     Loan in accordance with the Policy; and

          (b)  in the case of the Second Insured, on and from the date the
               Insured Loan and the Mortgage securing the Insured Loan are beneficially assigned to it until the earliest of:

               (i)   the date the Insured Loan or the Mortgage securing the
                     Insured Loan is assigned, transferred or mortgaged to a
                     person other than to a person who is or becomes an Insured;
                     or

               (ii)  the date the Insured Loan is repaid in full; or

               (iii) the date the Insured Loan ceases to be secured by the
                     Mortgage (other than in the case where the Mortgage is
                     discharged by the operation of a compulsory acquisition or sale by a government for public purposes); or

               (iv)  the maturity date set out in the Certificate of Insurance, or as extended with the consent of the Insurer or as varied by a court under the Credit Code; or

                                                                         Page 16

               (v)   the date the Policy is cancelled in respect of the Insured
                     Loan in accordance with the Policy.

               NOTE: in this provision a court includes a Court as defined under the Credit Code

     2.2  COVER IN RESPECT OF THE INSURED LOAN

          In accordance with the Policy, the Insurer shall pay to the Insured the loss in respect of that Insured Loan if the Loss Date occurs in respect of that Insured Loan.

3.   CALCULATION OF LOSS IN RESPECT OF THE LOAN

     3.1  LOSS IN RESPECT OF AN INSURED LOAN

          The loss in respect of an Insured Loan is the amount outstanding less the deductions calculated under this clause as at the Loss Date, or where clause 3.4 applies calculated in accordance with that clause.

     3.2  AMOUNT OUTSTANDING

          The amount outstanding is the aggregate of:

          (a)  the Loan Amount together with any interest fees or charges
               (whether capitalised or not), that are outstanding at the Loss
               Date;

          (b)  fees and charges paid or incurred by the Insured ; and

          (c)  such other amounts (including fines or penalties) which the
               Insurer in its absolute discretion approves,

          which the Insured is entitled to recover under the Insured Loan
          Contract or any Mortgage Guarantee.

     3.3  DEDUCTIONS

          The deduction to be made from the amount outstanding is the aggregate of:

          (a)  where the Property is sold, the sale price or where the property is compulsorily acquired the amount of compensation less any amount required to discharge any Approved Prior Mortgage;

          (b)  where foreclosure action occurs, the value of the Insured's interest in the Property (treating the Insured's interest as including the interest of any prior Mortgagee who is not an
               Approved Prior Mortgagee);

          (c)  any amount received by the Insured under any Collateral Security;

          (d)  all amounts paid to the Insured:

               (i)  by way of rents, profits or proceeds in relation to the
                    Property; or

               (ii) under any policy of insurance relating to the Property and not applied in restoration or repair;

          (e)  any interest whether capitalised or not that exceeds interest at the Standard Rate;

          NOTE: if the Credit Code applies to the loan then any interest greater than the interest calculated and accrued at the Standard Rate in accordance with the provisions of the Credit Code shall be excluded.

          (f)  any fees or charges whether capitalised or not, that are not of a type or which exceed the maximum amounts specified below:

                                                                         Page 17

               (i)   premiums for Approved General Insurance Policies, levies
                     and other charges payable to a body corporate under a
                     strata title system, rates, taxes and other statutory
                     charges;

               (ii)  reasonable and necessary legal and other fees and
                     disbursements of enforcing or protecting the Insured's
                     rights under the Insured Loan Contract, up to the maximum
                     amount stated in the Schedule;

               (iii) repair, maintenance and protection of the Property, up to the maximum amount or proportion of the value of the
                     Property stated in the Schedule; and

               (iv)  reasonable costs of the sale of the Property by the
                     Insured, up to the maximum amount stated in the Schedule;

               NOTE: if the Credit Code applies to the Insured Loan then fees and charges that exceed the fees and charges recoverable under the Credit Code (less any amount that must be accounted for to the Borrower or the Mortgagor) shall be excluded.

          (g)  losses directly arising out of physical damage to the Property other than:

               (i)   losses arising from fair, wear and tear; or

               (ii)  losses which were recovered and applied in the restoration or repair of the Property prior to the Loss Date or which
                     were recovered under a policy of insurance and were applied to reduce the amount outstanding under the Insured Loan;

          (h)  any amounts by which a claim may be reduced under the Policy; and

          (i)  any deductible or other amount specified in the Schedule.

     3.4  MAXIMUM PAYABLE UNDER LIMITED COVER POLICY

          If the Certificate of Insurance states that the Policy provides
          "Limited Cover" the maximum amount payable by the Insurer shall not exceed the percentage of the Loan Amount specified in the Certificate of Insurance.

     3.5  CREDIT CODE

          If the Credit Code applies to the Insured Loan then:

          (a)  the amount outstanding calculated under clause 3.2 shall not exceed the amount required to pay out the Insured Loan as
               calculated in accordance with the provisions of the Credit Code at the last date prior to the Loss Date on which such payment could be made less any interest whether capitalised or not that exceeds the Standard Rate, and if after payment of a claim by the
               Insurer it is determined that no amount or a lesser amount was payable immediately preceding the Loss Date then the First
               Insured shall immediately advise the Insurer and promptly pay to the Insurer any overpayment by the Insurer; and

          NOTE: the maximum amount will normally be the amount calculated under section 75 of the Credit Code

          (b)  if any application is made to a court under the Credit Code in respect of the Insured Loan after a Default or any application has been made prior to a Default that has not been finally disposed of prior to that Default then no claim shall be payable until the application has been finally disposed of.

          NOTE: in this provision a court includes a Court as defined under the
          Credit Code. The type of application to which this provision may apply is an application under section 68, 69, 70, 72, 77, 88, 101, 102, 107, or 114 of the Credit Code as well as other proceedings under the Code.

                                                                         Page 18

4.   REPORTING OBLIGATIONS

     4.1  NOTICE OF DEFAULT

          Within 14 days after the end of each month the First Insured must inform the Insurer if at the end of month:

          (a)  where Repayment Instalments are payable monthly or more frequently, an amount due by the Borrower by way of interest or otherwise in respect of an Insured Loan which equals or exceeds the sum of Repayment Instalments payable in a period of 3 months;
               and

          (b)  in any other case, an amount due by the Borrower in respect of an
               Insured Loan has remained unpaid for one month,

          and must furnish such further information as the Insurer requests.

     4.2  GENERAL REPORTS ON ALL INSURED LOANS

          The First Insured must, within 28 days of receiving a written request from the Insurer, provide the Insurer with a status report which sets out:

          (a)  all Insured Loans or all Insured Loans of a particular type or location insured under a Policy issued under this Master Policy;

          (b)  the Scheduled Balance in respect of those Insured Loans;

          (c)  the amount outstanding under each of those Insured Loans; and

          (d)  other information about those Insured Loans, the Insured Loan
               Contracts, any Mortgage Guarantees or Collateral Securities as
               the Insurer reasonably requests.

          the Insurer may request a status report under this clause no more than twice a year.

     4.3  REPORTS RELATING TO FIXED TERM LOANS

          Where the Policy applies to an Insured Loan with a fixed term at the end of which the Loan Amount or any part of it that remains outstanding is to be repaid then, if the Borrower fails to repay the
          Loan Amount or that part of it on or before the end of the term, the
          First Insured shall within 14 days of the end of the term notify the
          Insurer of the default.

     4.4  REPORTS RELATING TO THE BORROWER, MORTGAGOR, MORTGAGE GUARANTOR OR THE
          PROPERTY

          The First Insured must as soon as possible and, in any event, not later than 14 days after it becomes aware of the relevant facts, inform the Insurer in writing of the following events:

          (a)  the institution of proceedings for the bankruptcy or winding up of the Borrower, the Mortgagor, any Mortgage Guarantor or the
               provider of any Collateral Security;

          (b)  any material failure of the Borrower, the Mortgagor, the Mortgage
               Guarantor or the provider of any Collateral Security to observe, comply with or perform any of their obligations or covenants contained in an Insured Loan Contract, the Mortgage, the Mortgage
               Guarantee or the Collateral Security other than those relating to payment of amounts due by the Borrower in respect of the Insured
               Loan;

          (c)  the taking of possession of the Property by the Insured or any other person (including the date of possession);

          (d)  if the Credit Code applies to the Insured Loan:

                                                                         Page 19

               (i)   any request to materially vary the terms of the Insured
                     Loan Contract, any Mortgage Guarantee or any Collateral
                     Security or to postpone any enforcement proceedings;

               NOTE: a request under this provision will include a request under section 66, 69 or 86. Enforcement proceedings has the same meaning that the term has under the Credit Code.

               (ii)  any application made in respect of the Insured Loan to a court and any order of that court;

               NOTE: in this provision a court includes a Court as defined under the Credit Code. The type of application to which this provision may apply is an application under section 68, 69, 70, 72, 77, 88,
               101, 102, 107, or 114 of the Credit Code as well as other
               proceedings under the Code.

               (iii) if the Insured becomes aware or, in the ordinary course of business ought to be aware that the terms of the Insured
                     Loan Contract, any Mortgage Guarantee or any Collateral
                     Security, or any act or omission of the Insured, may
                     constitute a contravention of the Credit Code,

          and must furnish to the Insurer such further information about the events as the Insurer requests.

     4.5  REPORTS RELATING TO A PRIOR MORTGAGE

          Where a Mortgage is not a first mortgage, the First Insured must as soon as possible and, in any event, not later than 14 days after it becomes aware, or in the ordinary course of business ought to become aware of the relevant facts, notify the Insurer if:

          (a)  the Mortgagor has failed to observe or comply with any of the
               Mortgagor's obligations or covenants contained in any prior mortgage;

          (b)  a prior mortgagee has entered into possession of the Property or sold it or commenced foreclosure action or commenced proceedings against the Mortgagor for recovery of any amounts owing under the prior mortgage, or proposes to exercise any of these remedies; or

          (c)  the principal amount owing under a prior mortgage has increased since the date of the Acceptance Advice.

     4.6  PERIODIC REPORTING OF DISCHARGES

          The First Insured shall provide a report to the Insurer on a six monthly basis providing details of all Insured Loans, which have been discharged in the previous period and in respect of which the Insured
          Loan Contract can be cancelled.

     4.7  FORM OF REPORTS

          The Insurer may require the notices and reports required under this clause to be in a form approved by the Insurer.

5.   EXERCISE OF REMEDIES

     5.1  INSURER NOTIFICATION

          The Insured must not, without prior notice to the Insurer:

          (a)  enter into possession of the Property, sell it, take foreclosure action or appoint any receiver or manager of the Property;

          (b)  commence any legal proceedings in relation to the Insured Loan
               Contract, any Mortgage Guarantee or any Collateral Security; or

                                                                         Page 20

          (c)  if the Credit Code applies to the Insured Loan Contract, take any enforcement proceedings or make any application to a court in relation to the Insured Loan Contract, any Mortgage Guarantee or
               any Collateral Security.

          NOTE: enforcement proceedings has the same meaning as that term has under the Credit Code. A court includes any Court as defined under the
          Credit Code. Applications to a court may include applications under section 101 or 102 of the Credit Code.

     5.2  THE INSURER MAY REQUIRE STEPS TO BE TAKEN

          (a)  If the Insurer becomes aware (by reason of a report or otherwise)
               of an actual or alleged contravention of a key requirement under the Credit Code the Insurer may request the First Insured to engage (at the First Insured's expense) an expert (acting as an expert and not an arbitrator) to advise in writing whether there is such a contravention, if so, its effect and how best to stop
               it.

               In this clause 5.2(a), "expert" means:

               (i)  a person agreed between the Insurer and the First Insured;
                    or

               (ii) failing agreement after such a notice is given to the First
                    Insured, a barrister or solicitor of at least 7 years
                    standing practicing in the Supreme Court of a State or
                    Territory of Australia who is chosen by the President for
                    the time being of the Law Society.

               The First Insured may not unreasonably refuse to comply with such a request, shall promptly and diligently brief the expert (with due regard to the interests of, and any material provided by, the
               Insurer) and shall promptly provide to the Insurer a copy of the expert's written advice.

          (b)  If the Insurer becomes aware (by reason of a report or otherwise)
               of any actual or alleged contravention of the Insured Loan
               Contract, any Mortgage Guarantee or any Collateral Security, then the Insurer may require the First Insured to take such steps as it notifies to the First Insured that are in the Insurer's reasonable opinion in accordance with generally accepted prudent mortgage enforcement practice.

     5.3  DUE CARE

          The First Insured must promptly and diligently take and pursue all action as is required by or notified to the Insurer under this clause, and shall have due regard to the interests of the Insurer in exercising or not exercising any power, right or remedy under the
          Insured Loan Contract any Collateral Security or under any law including the Credit Code.

6.   CLAIMS

     6.1  FORM OF CLAIM

          All claims must be in a form and be accompanied by documents or information required by the Insurer.

     6.2  INFORMATION

          All information provided in relation to a claim must be provided honestly and frankly.

     6.3  TIMING OF CLAIM IN RESPECT OF THE LOAN

          A claim for a loss in respect of an Insured Loan must be lodged within
          28 days after the Loss Date unless in its absolute discretion the
          Insurer otherwise agrees. Where a claim is not lodged within 28 days after the Loss Date the claim shall be reduced for any loss and damage the Insurer suffers by reason of the delay in lodgment of the claim.

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     6.4  PAYMENT OF A CLAIM

          Payment by the Insurer in settlement of a claim will be made to the
          Insured within 14 days of the Insurer's receipt of the completed claim form and supporting information and documents.

     6.5  INTEREST ON CLAIMS

          The Insurer will pay interest on the amount of the claim admitted by the Insurer at the Standard Rate to the earliest of:

          a)   30 days after the date of completion of the sale of the Property;
               or

          b)   the date of payment of the claim by the Insurer.

     6.6  THE INSURER MAY DETERMINE TO PAY A CLAIM

          Following a Default which remains unremedied for at least 6 months then the Insurer may in its absolute discretion give notice to the
          Insured that it will pay the claim for the loss in respect of that
          Insured Loan (whether or not a claim has been made) on a date specified in the notice (being a date not less than 14 days after the date of the notice) which date shall be the Loss Date.

     6.7  TERMS AND CONDITION OF PAYMENT OF A CLAIM

          Upon payment of a claim for a loss in respect of an Insured Loan the
          Insurer shall be subrogated to all the rights and interests of the
          Insured in respect of the Insured Loan Contract, any Mortgage
          Guarantee or any Collateral Security and where the Insurer has agreed or determined to pay a claim or agreed to acquire an Insured Loan under this clause, that agreement or determination shall be on all or any of the following conditions as determined by the Insurer:

          (a)  the Insured Loan Contract, any Mortgage Guarantee and any
               Collateral Security is transferred or assigned to the Insurer or its nominee at the Insured's expense;

          (b)  the Insured delivers to the Insurer a power of attorney in a form agreed to between the Insured and the Insurer and to the extent permitted by law under which the Insurer or nominated officers of the Insurer are severally and irrevocably constituted as the attorneys of the Insured to exercise, at the Insurer's
               discretion, all or any of the rights and powers of the Insured in relation to the Insured Loan Contract, any Mortgage Guarantee or
               any Collateral Security; or

          (c)  the Insured takes such action (including legal proceedings) in relation to the Insured Loan Contract, any Mortgage Guarantee or
               any Collateral Security as the Insurer requests; and

          (d)  the Insured gives to the Insurer such certificates and undertakings as are necessary in the opinion of the Insurer to establish that the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security is valid and subsisting and that the relevant rights of the Insured remain undiminished and
               unimpaired.

     6.8  REIMBURSEMENT OF CLAIMS PAID

          All amounts received by the Insured on account of an Insured Loan
          (including any amount paid on account of any Additional Advance) or the property after the date on which any claim is made under this
          Policy (whether upon the exercise of powers following a Default or otherwise) must be notified to the Insurer immediately and such amounts are held on trust for the Insurer to be:

          a)   firstly, where the Insurer has wholly or partly paid a claim, paid by the Insured to the Insurer until the amount so paid is equal to the amount paid by the Insurer under the Policy in respect of that Insured Loan; and

          b)   secondly, applied to reduce the balance of the amount payable by the Insurer under the Policy in respect of that Insured loan.

                                                                         Page 22

     6.9  INSURED IN BREACH OF THE POLICY

          The Insurer may refuse or reduce any claim for loss in respect of an
          Insured Loan or a Repayment Instalment by the amount that fairly represents the extent to which the Insurer's interests have been prejudiced by the Insured's failure to comply with any condition, provision or requirement of the Policy.

7.   CONDITIONS

     7.1  ACTION REQUIRING THE INSURER'S CONSENT

          The Insured must not, without prior approval of the Insurer:

          (a)  make any Additional Advance upon the security of the Property that ranks for payment ahead of the Insured Loan;

          (b)  materially alter the terms of the Insured Loan Contract, any
               Mortgage Guarantee or any Collateral Security, other than an alteration made in accordance with section 66 or 68 of the Credit
               Code;

          (c)  allow its rights to be reduced against the Borrower, the
               Mortgagor, any Mortgage Guarantor, any provider of any Collateral
               Security or the Property by compromise, postponement, partial discharge or otherwise;

          (d)  approve any transfer or assignment of the Property without full discharge of the Insured Loan;

          (e)  contravene any provision of the Policy;

          (f)  consent to a further advance by an Approved Prior Mortgagee upon the security of the Approved Prior Mortgage;

     7.2  THE INSURER'S OTHER REQUIREMENTS

          The First Insured must:

          (a)  pay any premium within 28 days of the due date as specified in the Schedule;

          (b)  not make any representation or statement (deemed or otherwise) in relation to a proposal that is incorrect or breach the duty of disclosure;

          (c)  ensure there is a condition in the Insured Loan Contract that the
               Property is kept insured under an Approved General Insurance
               Policy and specifying in case of a failure to do so that the
               Insured may insure the Property under an Approved General
               Insurance Policy at the cost and expense of the Borrower or the
               Mortgagor and not advance any part of the Insured Loan to the
               Borrower before the Property is so insured;

          (d)  where a Mortgage is not a first mortgage, take such action as the
               Insurer may require to oppose any application by any prior mortgagee for foreclosure against the Mortgagor and the Insured.

          (e)  ensure the Mortgage has been duly registered with the land titles office in the State or Territory in which the Property is
               situated;

          NOTE: The Insurer shall not consider it to be a breach of this provision if the Mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected.

          (f)  ensure the Insured Loan Contract, any Mortgage Guarantee or any
               Collateral Security is duly stamped in each relevant State or
               Territory;

                                                                         Page 23

          NOTE: The Insurer shall not consider it to be a breach of this provision if all steps required by the relevant State or Territory stamp office have been taken and the Insured pays stamp duty when it falls due.

          (g)  if an Insured Loan is for the purpose of (either solely or partly) or in connection with, the construction, refurbishment or renovation of any building the Insured must not, other than in accordance with the lending Guidelines, make any advance:

               (i)   before the Borrower (and the Mortgagor if not the Borrower)
                     and the builder have entered into a contract which
                     precludes the Borrower (and the Mortgagor if not the
                     Borrower) from being charged more than a specified price
                     inclusive of all expenses other than those incurred in
                     respect of additional work or variations authorised in
                     writing by the Borrower (and the Mortgagor if not the
                     Borrower);

          NOTE: The specified price must not exceed the price stated in the
          Acceptance Advice without the approval of the Insurer and the Insured
          Loan Contract must not permit the Borrower (and the Mortgagor if not the Borrower) to authorise any additional work without the consent of the Insured.

               (ii)  intended to be paid to the builder before one of the
                     Insured's officers or a competent third party has inspected the building to ensure that construction is sound and
                     substantially in accordance with plans and specifications
                     and that the payment is appropriate having regard to the
                     progress of construction;

               (iii) after a Default without the approval of the Insurer.

          (h)  notify the Insurer of any Additional Advance made on the security of the Property, and where the Additional Advance is an Approved
               Additional Advance pay any additional premium required by the
               Insurer.

          The Second Insured must:

          a)   not make any representation or statement (deemed or otherwise) in relation to a proposal that is incorrect or breach the duty of disclosure;

          b)   ensure there is a Mortgage Manager in respect of the Insured Loan at all times if the Insured does not manage and administer the
               Insured Loan or is not a lender approved by the Insurer;

          c)   where a Mortgage is not a first mortgage, take such action as the
               Insurer may require, subject to appropriate indemnification, to oppose any application by any prior mortgagee for foreclosure against the Mortgagor and the Insured.

8.   EXCLUSIONS

          This Policy does not cover any loss arising from:

          (a)  any war or warlike activities;

          (b)  the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the combustion of nuclear fuel;

          (c)  the existence or escape of any pollution or environmentally hazardous material;

          (d)  the fact that the Insured Loan Contract, any Mortgage Guarantee or any Collateral Security is void or unenforceable; or

          (e)  where the Credit Code applies, any failure of the Insured Loan
               Contract, any Mortgage Guarantee or any Collateral Security to
               comply with the requirements of the Credit Code.

                                                                         Page 24

9.   CANCELLATION OF THE POLICY

     9.1  CANCELLATION BY THE INSURER

          If the Insurer is so entitled, it may cancel a Policy issued under this Master Policy by notice to the Insured without any refund of premium.

     9.2  CANCELLATION BY THE INSURED

          The Insured may cancel a Policy issued under this Master Policy by notice to the Insurer.

          NOTE: if the Insured Loan is fully discharged and the Insurer is notified within 3 months of that date it may refund such part of the premium as it determines.

10.  AUDIT AND ACCURACY OF LOAN PARTICULARS

     10.1 AUDIT

          The Insurer (or its nominee) at its cost, and after giving the Insured at least 14 days notice, may audit all or any of the Insured Loan
          Contracts, insured under the Master Policy and for this purpose the
          Insured shall co-operate with and provide reasonable assistance to the
          Insurer or its nominee and provide security documents and all files relating to the Insured Loan Contracts to be audited.

     10.2 LOAN PARTICULARS

          The First Insured acknowledges that the Insurer has not audited a sample of the Insured Loan Contracts and is relying on the accuracy and completeness of the schedule of loan particulars for Insured Loans contained in the disc and labeled Schedule of Insured Loan Contracts.
          The First Insured represents and warrants to the Insurer that the
          Schedule of Insured Loan Contracts is an accurate and complete summary of the prescribed details of each of the Insured Loans and that each of the Insured Loans complies in all material respects with the provisions of the First Insured's credit policy. In the event that the
          Schedule of Insured Loan Contracts contains, in respect of any Insured
          Loan, an inaccurate and/or incomplete summary of the prescribed details of an Insured Loan or falsely represents that an Insured Loans complies in all material respects with the provisions of the First
          Insured's credit policy in force as at the date on which the such loan was advanced ('Non-Complying Loan'), the First Insured and the Second
          Insured acknowledge and agree that the Insurer may, at the Insurer's election, either:

          (a) adjust or deny a claim (or serve a written notice on the First
          Insured and Second Insured reserving the Insurer's rights to do so in the event of a claim) in respect of a Non-Compliant Loan in order to reflect the extent to which it was prejudiced as a result of:

          (i) the loan particulars in respect of a Non-Compliant Loan contained in the Schedule of Insured Loan Contracts being inaccurate and/or incomplete; or

          (ii) any Non-Compliant Loan not complying in all material respects with the provisions of the First Insured's credit policy in force as at the date on which the Non-Compliant Loan was advanced; or

          (b) serve a written notice on the First Insured and Second Insured in which the Insurer provides the First Insured and Second Insured with not less than ninety (90) days notice of its intention to cancel cover in respect of any such Non-Compliant Loan.

11.  ASSIGNMENT OF POLICY

     11.1 GENERAL

          Subject to clause 11.2, a Policy issued under this Master Policy may only be assigned with the prior consent of the Insurer.

                                                                         Page 25

          NOTE: if the Credit Code applies to the Insured Loan then the
          Insurer's consent will not be given unless the Insurer is satisfied that the assignee is reasonably capable of complying with the Credit
          Code.

     11.2 SECOND INSURED

          The Insurer acknowledges and agrees that an Insured Loan may be beneficially assigned to the Second Insured notwithstanding that the
          Repayment Instalments under that Insured Loan are in arrears or that there is Default by a mortgagor in relation to that Insured Loan and upon assignment of any Insured Loan under this sub-clause, the Policy in relation to that Insured Loan shall be for the benefit of the assignee subject to any rights, entitlements or defences that may have arisen prior to the assignment.

12.  GOVERNING LAW

          This Policy is governed by the laws of the State of New South Wales.

13.  JURISDICTION

     13.1 SUBMISSION TO JURISDICTION

          Each of the First Insured, the Second Insured and the Insurer
          irrevocably submits to and accepts, generally and unconditionally, the nonexclusive jurisdiction of the courts and appellate courts of the
          State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Policy.

     13.2 WAIVER OF INCONVENIENT FORUM

          Each of the First Insured, the Second Insured and the Insurer
          irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

                                    SCHEDULE
--------------------------------------------------------------------------------

APPROVED ADDITIONAL ADVANCE - is in respect of a loan insured under this Master
Policy:

     a)   any Additional Advance which is approved for insurance by the Insurer subject to the payment of an additional premium; or

     b)   any Loan Redraw.

DUE DATE - for the purposes of clause 7.2(a) of this Master Policy, the Due date is the date on which cover under this Master Policy commences.

BENEFIT OF POLICY - if the Insured Loan ceases to be held by the Second Insured
(in its capacity as trustee of the Trust) but is instead held by the First
Insured as an acting trustee, the First Insured will be entitled to the benefit of the Policy relating to the Insured Loan subject to the insurer receiving advice of the Insured Loan being so held within 28 days of this occurring.

SPECIAL CONDITION - EXISTING INSURED LOANS

Existing Insured Loans - Certain
loans to be insured under this Master Policy have existing insurance issued by
Genworth Financial Mortgage Insurance Pty Limited in respect of which a premium has been paid. These loans are set out in annexure "A". Where an Insured Loan is an Existing Insured Loan and is covered by an insurance contract issued by the
Commonwealth of Australia, under this Master Policy the Insurer shall only be liable for that part of the loss in respect of the Insured Loan which is not insured under the terms of any policy of insurance issued by the Commonwealth of
Australia.

Where an Existing Insured Loan is insured under a policy issued by Genworth
Financial Mortgage Insurance Pty Limited, then on and from the date that this
Master Policy insures that loan the previous policy issued shall be cancelled and the terms of the insurance shall be governed by the terms and conditions of this Master Policy.

In respect of any Existing Insured Loans where there is insurance issued by the
Commonwealth of Australia, the Insured agrees that it will provide reports in respect of that Existing Insured Loan as if the provisions of clause 4 of this
Master Policy were incorporated into and were part of the policy issued by the
Commonwealth of Australia.

It is agreed by the Insurer that in the event of any inconsistency between the
Master Policy wording and the Schedule, with regard to the definition of
Insurer, the Special Condition - Existing Insured Loans or the definition of
Effective Date, for the purposes of this Master Policy the provisions of the
Schedule will prevail.

LOAN REDRAW - For the purposes of this Master Policy any loan redraw made under an Insured Loan Contract is an Approved Additional Advance. A loan redraw means, in respect of any loan not repaid in full, a redraw of repaid principal, where following the redraw the Loan Amount does not exceed the Scheduled Balance. No additional premium is payable to the Insurer in respect of a loan redraw. Any loan redraw will be deemed to have been notified to the Insurer in accordance with clause 7.2(h) of this Master Policy.

PREMIUMS, LEVIES, CHARGES, RATES, TAXES

     o    APPROVED GENERAL INSURANCE PREMIUM - any general insurance premium the
          Insured has paid to cover the security against physical damage. Note that any premium refund the Insured receives shall be deducted from the amount outstanding.

     o    RATES - MUNICIPAL - Any Council rates paid to facilitate sale of the security. Note that any refund received should be deducted from the amount outstanding and that Rates incurred before the loan was drawn down shall also be deducted from the amount outstanding.

     o    RATES - WATER - Any Water rates paid to facilitate sale of the security. Note that any refund received should be deducted from the amount outstanding and that Rates incurred before the loan was drawn down shall also be deducted from the amount outstanding.

     o    STRATA LEVIES - Any strata levies paid by you to the Body Corporate.
          Note that any refund received should be deducted from the amount outstanding and that strata levies incurred before the loan was drawn down shall also be deducted from the amount outstanding.

LEGAL AND ENFORCEMENT - up to a maximum of $5,000 unless otherwise approved in writing by the Insurer. Mercantile agent fees and other Collection costs are included within this limit.

REPAIR, MAINTENANCE AND PROTECTION - up to a maximum of $2,000 unless otherwise approved in writing by the Insurer. This limit includes locksmiths, repairs, maintenance, cleaning, protection and storage.

                                    SCHEDULE
--------------------------------------------------------------------------------

SALE COSTS

     o    SALE COSTS AND AGENT'S FEES- $1,000 plus the lesser of 3% of the sale price and $25,000 unless otherwise approved in writing by the Insurer.
          This limit includes auction expenses and advertising.

     o    VALUATION COSTS - Up to a maximum of $500 unless otherwise approved in writing by the Insurer.

     o    PROPERTY PRESENTERS - Up to the lesser of $1,500 or 1% of the sale price.

OTHER FEES AND CHARGES

     o    REGISTRATION FEES ON DISCHARGE OF MORTGAGE are not covered

     o    PAYMENT DISHONOUR FEES - Up to a maximum of $130. Note that this covers fees charged to the lender, not fees charged by the lender to the borrower. Fees charged by the lender to the borrower shall be deducted from the amount outstanding.

TRUST means the Medallion Trust Series 2007-1G Created pursuant to Master Trust
Deed dated 8 October 1997 And Series Supplement dated on or about 15 February
2007 between Commonwealth Bank of Australia, Homepath Pty Limited,
Securitisation Advisory Services Pty Limited and Perpetual Trustee Company
Limited.

REFUND OF PREMIUM - To be based on the Insurer's standard refund policy in force from time to time.

VARIATIONS - Any variation to an Insured Loan (including substitution of security and partial release of security) which results in an increase to the
Scheduled Balance or the loan to value ratio based on the Scheduled Balance in respect of that loan, will be subject to a new proposal form and a new premium.
A special refund on the existing policy (based on the net premium paid) may be applicable, subject to the Insurer's variation refund policy in force from time to time.